EXHIBIT 99.1

             NEOPHARM, Inc. Receives NASDAQ Notification

    WAUKEGAN, Ill.--(BUSINESS WIRE)--Dec. 28, 2007--NEOPHARM, Inc. (NASDAQ:NEOL), announced today that it has received a non-compliance notice from The NASDAQ Stock Market ("NASDAQ") that states for the last 30 consecutive business days the bid price for the Company's common stock has closed below the minimum $1.00 per share required by Marketplace Rule 4450(a)(5) for continued listing. This notification has no effect on the listing of the Company's common stock at this time.

    The December 26, 2007 letter indicates that, in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until June 23, 2008, to regain compliance with the minimum $1.00 per share bid requirement. The letter further indicates that the Company may regain compliance with Marketplace Rule 4450(a)(5) if at any time before June 23, 2008, the bid price of the Company's common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

    In the event NEOPHARM does not regain compliance with the minimum bid price rule by June 23, 2008, NASDAQ will provide the Company with written notification that its common stock will be delisted from the NASDAQ Global Market. At that time, NEOPHARM may appeal NASDAQ's determination to delist its common stock, or alternatively, NASDAQ Marketplace Rule 4450(i) may permit the Company to transfer its common stock to the NASDAQ Capital Market if the Company's common stock satisfies all criteria, other than compliance with the minimum bid price rule, for initial inclusion on such market. In the event of such a transfer, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price rule while listed on the NASDAQ Capital Market.

    About NEOPHARM, Inc.

    NEOPHARM, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative drugs for therapeutic applications. Additional information can be obtained by visiting
NEOPHARM's website at www.neopharm.com.

    Forward-Looking Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's possible delisting from the NASDAQ Global Market, any statements regarding listing on another NASDAQ market, any appeal from a decision to delist the Company's common stock and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, regulatory approval, production, and marketing of the Company's drug and non-drug compounds, the Company's financial guidance and projections, the Company's ability to evaluate the strategic alternatives available to the Company, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release, and in the Company's most recent annual report on Form 10-K for the calendar year ended December 31, 2006, as updated in its quarterly reports on Form 10-Q. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

    CONTACT: NEOPHARM, Inc.
             Laurence Birch, President and Chief Executive Officer lbirch@neopharm.com
             847-406-1781